STATE OF ILLINOIS
PURCHASE AND SALE AGREEMENT
COUNTY OF COOK
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into this 30 day of January, 2023 by and among AEI INCOME & GROWTH FUND 26, LLC, a Delaware limited liability company, as to a fifty-four percent (54%) interest, and AEI INCOME & GROWTH FUND 27, LLC, a Delaware limited liability company, as to a forty-six percent (46%) interest, (collectively, “Seller”); and FRESENIUS MEDICAL CARE CHATHAM, LLC, a Delaware limited liability company d/b/a Fresenius Kidney Care Chatham (“Buyer”).
STATEMENT OF AGREEMENT
In consideration of the Deposit (as defined in Paragraph 1 below) paid by Buyer to Escrow Agent (as defined in Paragraph 1 below) within two (2) Business Days (as defined in Paragraph 17 below) after the Effective Date (as defined in Paragraph 1 below), Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, the Property (as defined in Paragraph 1 below).
1.
Basic Terms. The following terms, whenever used in this Agreement with the first letter of each word capitalized, shall have only the meanings set forth in this Paragraph 1, unless such meanings are expressly modified, limited or expanded elsewhere in this Agreement:
(a)
Land.  Means a parcel of land owned by Seller located at 8710 South Holland Road (a.k.a 333 West 87th Street), in the City of Chicago, Cook County, Illinois 60620, with a Parcel Number of 25-04-200-034-000 and 25-04-200-035-0000 and containing approximately 1.64 acres (the “Land”).  The approximate boundaries of the Land are depicted on Exhibit A attached hereto.
(b)
Purchase Price.  Means Three Million One Hundred Seventy-Six Thousand and No/100 Dollars ($3,176,000.00).
(c)
Deposit.  Means an initial earnest money deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) paid by Buyer to Escrow Agent.
(d)
Seller Closing Expenses.  Means the cost of preparation and recording of the Deed (as defined in Paragraph 5(a) below); the payment of any revenue stamp or transfer taxes on the Deed; the cost of the title examination and owner’s title insurance premium, excluding any endorsements or extended coverage requested by Buyer; the recording costs of any curative items; and one-half of the costs of the Escrow Agent.
(e)
Buyer Closing Expenses.  Means all recording costs not included within the Seller Closing Expenses; the cost of any endorsements to the owner’s title insurance policy; the cost of the survey contemplated by Paragraph 9; the costs of all other due diligence investigations conducted by Buyer; and one-half the costs of the Escrow Agent.
(f)
Escrow Agent.  Means Chicago Title Insurance Company, 3301 Windy Ridge Parkway, Suite 300, Atlanta, Georgia 30339, Attn:  Leslie M. Flowers, Phone: (678) 449-5502, Email:  leslie.flowers@fntg.com.
(g)
Effective Date.  Means the of complete execution of this Agreement by Buyer and Seller.
(h)
Inspection Period.  Means the period beginning on the Effective Date and ending at 11:59 P.M. central time on the date thirty (30) days after the Effective Date, as the same may be extended pursuant to Paragraph 4(b).
(i)
Outside Closing Date.  Means the date that is thirty (30) days after the expiration of the Inspection Period.  Buyer shall have the right to extend the Outside Closing Date for one (1) additional period of thirty (30) days.  To exercise such extension of the Outside Closing Date, Buyer shall provide notice to Seller of its intent to exercise such extension prior to the initial Closing Date and shall deliver an additional One Hundred Thousand and No/100 ($100,000.00) to Escrow Agent, which additional deposit shall become part of the Deposit.

(j)
Leases.  Means that certain Lease Agreement dated April 8, 2011 and as amended from time to time, between Seller, as successor-in-interest to 333 W. 87th Street, LLC, as landlord, and Buyer, as successor-in-interest to Fresenius Medical Care of Illinois, LLC, d/b/a Fresenius Medical Care Chatham, as tenant (“Tenant”) and that existing Real Estate Lease Agreement by and between Seller, as lessor and CBS Outdoor (the “Billboard Tenant”) dated January 11, 2012 (the “Billboard Lease”), the Lease and Billboard Lease (collectively, the “Leases”).
(k)
Property.  Means the Land together with:  (i) all easements and other rights and privileges appurtenant to the Land, including any utility capacities, development approvals or permits relating to the Land; (ii) all improvements located on the Land, including but not limited to the building containing of approximately 7,500 square feet (the “Building”), as well as paved parking areas, entrance roads, landscaping and other site improvements (collectively, with the Building, the “Improvements”); (iii) all fixtures and equipment and personal property that form a part of, or are otherwise located at, on or in, the Land or Improvements, and that are not owned by Tenant, including but not limited to floor coverings and wall coverings, interior partitions and drop ceilings, light fixtures, mechanical systems, HVAC systems and equipment (collectively, the “Personal Property”); (iv) any assignable licenses, franchises and permits relating to the Land or Improvements to the extent not owned by Tenant (the “Permits”); (v) any assignable warranties or guaranties relating to the Land or Improvements to the extent not owned by Tenant (the “Warranties”), including, without limitation, any roof warranty; and (vi) any interest of Seller in any alleys, strips or gores of land adjoining the Land.
2.
Purchase Price.  The Purchase Price, subject to adjustment as set forth in Paragraph 7 of this Agreement, shall be payable as follows: (i) the Deposit shall, upon election by Buyer, either be applied to reduce the Purchase Price or returned to Buyer at Closing, and (ii) the balance of the Purchase Price shall be paid at Closing by wire transfer in immediately available federal funds.
3.
Investigations by Buyer.  Seller previously has delivered, or shall deliver to Buyer within seven (7) days after the Buyer has provided the Deposit to the Escrow Agent, true and correct copies of the following items (the “Due Diligence Items”) in Seller’s possession or control:
(a)
A copy of Seller’s existing title insurance policy for the Property (or for a larger parcel that includes the Property).
(b)
A copy of any leases or unrecorded restrictive covenant agreements entered into by Seller that impose use or development restrictions on the Property.
(c)
A copy of all service contracts, maintenance agreements, management agreements, any lease or occupancy agreements, including without limitation, the Lease, equipment leases and other agreements affecting the Property to which Seller is a party (collectively, the “Operating Agreements”).
(d)
The most recent survey of the Property in Seller’s possession.
(e)
A copy of any geotechnical reports and environmental site assessments relating to the Property.
(f)
A copy of any site plans, as-built plans and specifications and civil engineering drawings previously prepared by or on behalf of Seller, and relating to the Property.
(g)
A copy of any and all Warranties relating to the Property.
(h)
A copy of all property condition assessments, building inspection reports, and engineering or other structural reports related to the Property.
(i)
A copy of all Permits, tax bills, zoning letters or reports, certificate of occupancy and all other items of a similar nature with respect to the construction, use or occupancy of the Property.

(j)
Copies of any materials submitted by Seller to applicable governmental authorities in connection with the rezoning of the Property, or in connection with Seller’s application for any development approvals or permits relating to the Property and copies of any notices or correspondence to or from any governmental entity.
Prior to the Closing Date, Buyer and its agents and representatives shall have the right to go on the Property for the purpose of conducting soil tests, surveys, environmental site assessments and other investigations, and undertaking such other activities as Buyer deems necessary in its sole discretion.  Notwithstanding the foregoing, Buyer shall be required to obtain Seller’s written consent prior to undertaking any Phase II environmental site assessment or other intrusive testing, which consent may be withheld in its sole and discretion.  Buyer shall indemnify, defend and hold Seller harmless from and against any claims, damages or liability (including reasonable attorneys’ fees), and, to the extent reasonably practicable, shall repair any damage to the Property, resulting from or relating to Buyer’s exercise of its right of entry.  This indemnity shall survive the termination of this Agreement.  This indemnity shall not extend to, and Seller hereby releases Buyer from liability for, any claims, damages or other liability resulting from or related to:  (i) any existing environmental contamination on the Property, or other deficiencies in the Property, that may be discovered by Buyer as a result of its investigations under this Paragraph 3, (ii) any disclosure of such matters by Buyer or its consultants to a governmental agency that may be required by applicable law, or (iii) any claims, damages or liability arising as a result of the acts or omissions of Seller or any third parties not engaged by Buyer.  If the Closing does not occur, Buyer shall provide Seller with any non-confidential, non-proprietary reports obtained by Buyer in connection with its diligence, all without any representation or warranties as to the accuracy of such reports.
4.
Closing.  Buyer and Seller agree to cause the closing of this transaction (the “Closing”) to occur by mail through the Escrow Agent, or at such location as the parties may mutually agree, on a date (the “Closing Date”) determined as follows:
(a)
During the Inspection Period, Buyer shall have the right to investigate the Property and otherwise determine the feasibility of the Property for Buyer’s use.  If Buyer determines in its sole discretion (for any reason or no reason) that the Property is not suitable, Buyer may terminate this Agreement by delivery of written notice to Seller prior to the expiration of the Inspection Period, and the Deposit shall be returned to Buyer, and thereafter this Agreement shall be null and void, except for the indemnification obligations of Buyer and Seller under Paragraph 14 and the indemnification and other obligations of Buyer under Paragraph 3 (collectively, the “Surviving Obligations”).
(b)
Buyer shall have the right to extend the Inspection Period for one (1) additional period of fifteen (15) days.  To exercise such extension of the Inspection Period, Buyer shall provide notice to Seller of its intent to exercise such extension prior to the expiration of the initial Inspection Period.  Following the expiration of the Inspection Period (as may be extended), the Deposit shall become non-refundable (except as expressly provided otherwise in this Agreement), but shall continue to be applicable against the Purchase Price payable by Buyer for the Property at Closing.
(c)
Provided this Agreement is not terminated as provided above and subject to extension as set forth in Paragraph 10, the Closing shall occur on a date selected by Buyer on or prior to the Outside Closing Date.  If the parties do not agree on an earlier date, the Closing shall occur on the Outside Closing Date.
5.
Closing Documentation.  Seller shall deliver possession of the Property to Buyer on the Closing Date free and clear of all tenants and occupants other than Tenant and Billboard Tenant.  At Closing, Seller shall execute and deliver to Escrow Agent the following:
(a)
A special warranty deed (the “Deed”) conveying to Buyer fee title to the Property free and clear of all liens, charges and encumbrances, except:  (i) ad valorem real property taxes for the calendar year of sale, to the extent not yet due and payable (to be prorated as of the Closing Date), and (ii) such other matters as are approved by Buyer, or deemed approved by Buyer, under Paragraph 8 (collectively, the “Permitted Encumbrances”). At Buyer’s request, the legal description to be used in the Deed in favor of Buyer shall be the legal description identified in the survey obtained by Buyer.

(b)
A bill of sale (the “Bill of Sale”) conveying the Personal Property to Buyer, certifying that the same is free and clear of all liens.
(c)
An assignment of the Permits and the Warranties (to the extent permitted) (the “Assignment of Permits and Warranties”).
(d)
An assignment and assumption of the Leases (the “Assignment of Lease(s)”).
(e)
An assignment and assumption of the Assumed Operating Agreements (as defined in Paragraph 25), if any (the “Assignment of Contracts”).
(f)
An owner’s affidavit and “gap” indemnity in form reasonably acceptable to Buyer and Buyer’s title insurer affirming that there are no outstanding possessory rights, liens or rights to claim liens against the Property, and any other affidavits reasonably required by Buyer’s title insurer.
(g)
Documentation as may be reasonably required by Buyer’s title insurer to confirm Seller’s authority to undertake and consummate the Closing.
(h)
An affidavit in a form complying with law that Seller is not a “foreign person” within the meaning of the Foreign Investment in Real Property Tax Act, and information necessary to complete an IRS Form 1099.
(i)
A closing statement reflecting the Purchase Price and all adjustments, prorations and credits thereto, and such disbursements as the parties wish to reflect thereon in connection with the transaction contemplated hereby (the “Closing Statement”).
(j)
A statement from Seller certifying that all of the representations and warranties contained in Paragraph 11 of this Agreement are true and correct as of the Closing Date.
(k)
All other documents necessary to transfer or assign to Buyer any zoning approvals, permits, or other development rights with respect to the Property.
(l)
Documentation required to comply with any tax withholding requirements under Illinois law.
At Closing, Buyer shall execute and deliver to Escrow Agent the following:
(m)
The Closing Statement.
(n)
The Assignment of Permits and Warranties.
(o)
The Assignment of Lease(s).
(p)
The Assignment of Contracts.
Buyer’s counsel shall prepare the documents described in Paragraph 5(a)-(e), (h) and (j)-(k)
6.
Closing Expenses.  At Closing, Seller shall be responsible for payment of the Seller Closing Expenses, and Buyer shall be responsible for payment of the Buyer Closing Expenses.  The parties will each be responsible for all of their other closing costs, including their respective attorneys’ fees.

7.
Prorations.
(a)
Real estate taxes for the then current fiscal year, collected rents and other collected amounts payable under the Leases, charges for utilities, including water, sewer, and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Property (but not including insurance premiums) shall be apportioned as of the Closing Date, as if Buyer is the owner of the Property on the Closing Date.  If the actual amount of those taxes and assessments is not known on the Closing Date, they shall be prorated on the basis of the amount of taxes and assessments applicable to the Property for the previous tax year, and shall be adjusted between the parties when the actual amount of taxes and assessments payable in the year of Closing is known to Buyer and Seller if the actual amount of taxes for the year of Closing differs by more than $250.00 from the tax amount used in the proration of taxes at Closing.  All personal property taxes and any special assessments or roll-back taxes against the Property shall be paid by Seller on or prior to the Closing Date.  If any special assessments become due and owing after the Closing Date, each party agrees to pay its pro rata share of such special assessments based upon the period of time each party owned the Property. Seller shall be responsible for the payment of any roll-back taxes assessed against the Property for the period prior to the Closing Date which are triggered by a change in use. The foregoing provisions of this Paragraph 7(a) shall not apply to any taxes, assessments, or other payments which are directly payable by the Tenant.
(b)
If final bills are not available or cannot be issued prior to Closing for any item being prorated under this Paragraph 7, then Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing but in all events within one hundred twenty (120) days after the Closing Date.  Payments in connection with the final adjustment shall be due within thirty (30) days of written notice and if any required payments are not paid when due, such outstanding amounts shall bear interest at 10% per annum until paid.
Seller shall indemnify Buyer against and shall hold Buyer harmless from and against any costs, expenses, penalties or damages, including reasonable attorneys’ fees, which may result from any failure by Seller to pay or cause to be paid any of the items described in this Paragraph 7.  The provisions of this Paragraph 7 shall survive Closing.
8.
Title Examination.  Buyer shall have the right to examine the title to the Property and Seller shall obtain and deliver to Buyer a title commitment (the “Title Commitment”) from the Escrow Agent within fifteen (15) days after Buyer has delivered the Deposit to the Escrow Agent.  If Buyer has any objections to the title to the Property or the Title Commitment or any survey matter, Buyer shall advise Seller in writing prior to the expiration of the fifteen (15) days following receipt of the Title Commitment and the survey obtained by Buyer (the “Title Examination Period”) of its objections to title.  The objections to title may be based on a survey of the Property obtained by Buyer under Paragraph 9.  If Buyer timely objects to any title exception or survey matter (the “Title Objections”), Seller may, but will not be obligated to, cure such Title Objections and shall notify Buyer in writing within five (5) Business Days after the receipt of the Title Objections of the status of such cure (said notice hereinafter called “Seller’s Title Notice”).  If Seller notifies Buyer that Seller is unable or unwilling to cure any Title Objection (or Seller’s proposed efforts to cure are not satisfactory to Buyer), Buyer shall be deemed to have waived such Title Objections (and any title matters of record as of the Effective Date) unless Buyer delivers to Seller written notice terminating this Agreement on or before the later of (i) ten (10) days following receipt of Seller’s Title Notice or (ii) the expiration of the Inspection Period.  If Seller elects to cure certain Title Objections, Seller shall use good faith efforts to cure such Title Objections on or before the Outside Closing Date, but Seller’s failure to cure any such Title Objections shall not be deemed a default under this Agreement.  Notwithstanding the foregoing, Seller covenants to cure, at or prior to Closing, all objections that may be satisfied by the payment of a fixed sum of money, including, without limitation, any deeds of trust, mortgages or statutory liens, real estate tax liens (other than liens for taxes and assessments not yet delinquent) and any other involuntary encumbrances, including, without limitation, judgments, attachments and executions, and Seller’s failure to cure such objections shall be a default under this Agreement. If Seller fails to timely provide Seller’s Title Notice, Buyer shall be deemed to have waived the Title Objections, unless Buyer delivers to Seller written notice terminating this Agreement on or before the later of (i) ten (10) Business Days after the five (5) Business Day period in which Seller was obligated to provide Seller’s Title Notice or (ii) the expiration of the Inspection Period. If Buyer terminates this Agreement pursuant to this Paragraph 8, (a) the Deposit shall be promptly returned to Buyer by the Escrow Agent, (b) this Agreement shall be terminated, and (c) neither Buyer nor Seller shall have any further rights or obligations under this Agreement, except in those sections which expressly survive the termination of this Agreement.

Seller shall allow no encumbrances or easements to be placed on or granted with respect to the Property, other than those existing as of the Effective Date, without the prior written consent of Buyer (which may be granted or withheld in Buyer’s sole discretion).  If any such encumbrances or easements arise prior to the Closing Date and Buyer has not consented thereto, Seller shall, at its sole expense, cure the matters objected to prior to the Outside Closing Date.
9.
Survey.  Buyer may cause a licensed surveyor or engineer to prepare an accurate survey of the Property with such parameters as Buyer shall determine.
10.
Closing Conditions.  Buyer’s obligations under this Agreement shall be subject to the satisfaction of the following conditions as of Closing (any of which may be waived by Buyer by giving written notice of waiver to Seller):
(a)
Seller shall have cured all Title Objections that Seller agreed to cure in the Seller’s Title Notice.
(b)
Seller shall have delivered into escrow at Closing all documents as specified in Paragraph 5 of this Agreement to be duly executed by Seller.
(c)
No exceptions to title shall exist other than the Permitted Encumbrances.
(d)
The Property shall be in the same condition on the Closing Date as on the Effective Date, subject only to (i) reasonable and ordinary wear and tear from normal use and (ii) casualty and condemnation pursuant to the provisions of Paragraph 12 below.
(e)
Seller shall have complied in all material respects with its obligations under this Agreement, and all representations and warranties of Seller set forth in this Agreement shall continue to be accurate in all material respects.
(f)
Seller shall have used reasonable efforts to deliver to Buyer an estoppel certificate certified to Buyer and Buyer’s lender (the “Billboard Tenant Estoppel”) and an assignment, assumption and amendment agreement containing subordination language (the “Billboard Assignment”), each from Billboard Tenant, and each in form acceptable to Buyer and Buyer’s lender, in Buyer and Buyer’s lender’s sole discretion. Seller shall use good faith, commercially reasonable efforts to cause the Billboard Tenant to complete and return the Billboard Tenant Estoppel and the Billboard Assignment prior to the expiration of the Inspection Period. Notwithstanding the foregoing, the Buyer acknowledges that the Billboard Tenant is not obligated to provide an estoppel certificate per the terms of the Billboard Lease and that the Billboard Tenant Estoppel shall not be a condition to closing.
(g)
Buyer’s title company shall be irrevocably committed to issue, at Closing, its Owner’s ALTA Policy of Title Insurance in the amount of the Purchase Price showing title to the Land and Improvements vested in Buyer, subject only to the Permitted Encumbrances.
If any of the foregoing conditions has not been satisfied or waived as of the Outside Closing Date, Buyer shall have the right, exercisable by delivery of written notice to Seller on or before the Outside Closing Date, to either (i) terminate this Agreement (without waiver of any rights or remedies under Paragraph 13), and upon such termination, the Deposit shall be returned to Buyer and this Agreement shall be null and void except for the Surviving Obligations, or (ii) extend the Outside Closing Date up to thirty (30) days to enable the party or parties responsible for such unsatisfied condition to satisfy such condition.  If Buyer elects to extend the Outside Closing Date and the condition is satisfied within thirty (30) days, the Outside Closing Date shall be three (3) Business Days after such condition is satisfied.  If Buyer elects to extend the Outside Closing Date and the condition is not satisfied within thirty (30) days, Buyer may elect to terminate this Agreement (without waiver of any rights or remedies under Paragraph 13), and upon such termination, the Deposit shall be returned to Buyer and this Agreement shall be null and void except for the Surviving Obligations.

11.
Representation and Warranties by Seller.  Seller represents and warrants to Buyer that:
(a)
Seller owns fee simple title to the Property.
(b)
This Agreement and the documents to be delivered by Seller at Closing have been or will be duly authorized by all necessary action on the part of Seller.
(c)
Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed, and is qualified to do business in the state in which the Real Property is located.
(d)
The execution and performance of this Agreement by Seller will not conflict with any provision of law applicable to Seller, nor will it result in the breach of any provision of, or constitute a default under, any agreement or instrument to which Seller is a party or by which the Property is bound.
(e)
This Agreement and the documents to be delivered by Seller at Closing have been or will be duly executed and delivered by Seller.
(f)
Unless recorded and contained in the Title Commitment, Seller has not, nor to the actual knowledge of Seller has any prior owner of the Property, (i) made any commitments to any governmental agency or other third party relating to the Property that would impose any obligation on Buyer to make contributions of money or land, or to install or maintain any improvements, or (ii) executed or caused to be executed any document with or for the benefit of any governmental authority restricting the use, development or occupancy of the Property.
(g)
There are no liabilities which encumber the Property and no agreements or commitments relating to the Property that will survive Closing or be binding upon Buyer, other than the Permitted Encumbrances and any Assumed Operating Agreements.
(h)
Seller has received no notice of any action, litigation, pending or threatened condemnation or other proceeding of any kind pending against Seller that relates to or affects the Property and has received no notice of any legal violation from any governmental entity regarding the Property.
(i)
To the best of Seller’s knowledge:  (i) the Property does not contain any hazardous wastes, hazardous substances, hazardous materials, petroleum-based substances, asbestos, toxic substances, hazardous air pollutants or toxic pollutants, as those terms are used in applicable federal, state or local environmental laws; (ii) the Property is not subject to federal, state or local regulations because of the presence of stored, leaked, spilled or disposed petroleum products, waste materials or debris, “PCB’s”, underground storage tanks, asbestos, or any dangerous, hazardous or toxic substance as defined in or regulated by applicable federal, state or local laws, regulations or orders; (iii) no portion of the Property is filled land; and (iv) no portion of the Building contains any asbestos or other hazardous materials that would require special permitting in connection with a renovation of the Building.  Seller further represents and warrants to Buyer that the Property shall be maintained through the Closing Date in the condition represented and warranted above.
(j)
To the best of Seller’s knowledge, the Improvements fully conform with all applicable zoning regulations and building codes and restrictions.  The Building is not a prior non-conforming structure under either the applicable zoning regulations or the applicable building codes.
(k)
The Property is currently served by the following public utility services sufficient for the safe and efficient operation of the Property, each of which is provided through a public right-of-way or an insurable easement that is adjacent to the Property: electricity, gas, cable/internet, water, sanitary sewer and telephone.  Seller will cooperate with Buyer to assure that those utility services will continue after Closing without action by or expense to Buyer.
(l)
Seller agrees to not enter into any material agreements or contracts relating to the Property prior to the Closing Date that will be binding on Buyer without Buyer’s prior written consent.

(m)
As of the Effective Date, (1) the Property is not subject to any leases or other occupancy agreements except the Leases, (2) neither Seller nor Tenant or Billboard Tenant are in default under the Leases, and (3) Seller has no claims against Tenant or Billboard Tenant that will survive delivery of the deed at Closing. The delivery of the deed shall constitute a waiver of all claims of any kind, known or unknown, that Seller may have against Tenant or Billboard Tenant with respect to the Leases or the Property.
(n)
Except for the Leases, each of the Operating Agreements either (i) is terminable by unilateral election of Seller on or before the Outside Closing Date or (ii) will expire on its own terms on or before the Outside Closing Date.
(o)
There are no existing options, rights of first refusal, or other contracts which give any other party a right to purchase or acquire any interest in the Property or any part thereof except the right of first refusal granted to Buyer, as Tenant, pursuant to the Lease.
(p)
To Seller’s knowledge, the Property is not subject to any special taxes or assessments for roadway, sewer or water improvements or other public improvements and there are no such special taxes or assessments pending or threatened.
(q)
In connection with this Agreement, Seller, and to Seller’s knowledge, any of its equity owners, and any of their respective employees, officers, directors, agents or representatives (with respect to this Agreement) (collectively, the “Seller Covered Parties”) are in compliance with all applicable (i) anti-corruption laws, including without limitation the U.S. Foreign Corrupt Practices Act (collectively, the “Anti-Corruption Laws”); (ii) anti-money laundering and counter-terrorism financing laws and regulations including (to the extent applicable), without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. Section 1 et seq., as amended), Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”) (collectively, the “Anti-Money Laundering Laws”); and (iii)  sanctions administered or enforced by the U.S. Government (including the U.S. Department of State and the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”)), including those related to Specially Designated Nationals and Blocked Persons (“SDNs”)  (collectively, “Sanctions”).  Seller represents and warrants that (i) in connection with this Agreement, none of the Seller, or to Seller’s knowledge, any of the other Seller Covered Parties currently are, or shall be at any time during the term hereof, in violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions; (ii) in connection with this Agreement none of the Seller, or to the Seller’s knowledge after due inquiry, any of the Seller Covered Parties has offered, promised or given, or will offer, promise or give, to any person, directly or through a third party, anything of value, for the person himself or herself or another person or entity, in order to improperly influence official actions, obtain or retain business, or otherwise secure an improper business advantage in violation of applicable Anti-Corruption Laws; and (iii) none of the Seller, or to the Seller’s knowledge, any of the other Seller Covered Parties is or shall be during the term hereof a “Prohibited Person” which is defined as a person or entity that is, or owned or controlled by, any person or entity that is, (i) identified as an SDN on the then-most current list published by OFAC at its official website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf or at any replacement website or other replacement official publication of such list, (ii) the subject of any Sanctions or (iii) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria).  Seller has implemented procedures and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

Seller agrees not to cause or permit any action to be taken which would cause any of Seller’s representations or warranties to be materially untrue as of the Closing.  Seller agrees to immediately notify Buyer in writing of any event or condition which occurs prior to Closing that causes a change in the facts related to, or the truth of, any of Seller’s representations or warranties.
Seller agrees that the truthfulness and accuracy of each of the foregoing matters is a condition precedent to Buyer’s performance under this Agreement, and all of the foregoing matters shall be deemed repeated at Closing.  Any breach by Seller of any representation or warranty made in this Paragraph 11 discovered prior to Closing shall be a default under this Agreement, entitling Buyer to pursue the remedies set forth in Paragraph 13.
If Buyer discovers after Closing that any representation and warranty made by Seller that is of a material nature is not true in any material respect, Buyer shall have the right to pursue any available remedy against Seller, including the recovery of damages.  Each of the representations, warranties and covenants of Seller and the other provisions of this Paragraph 11 shall survive the Closing for a period of two (2) years from the Closing Date, at which point Buyer shall have no further remedies unless suit has been filed in a court of competent jurisdiction prior to the expiration of that period.
12.
Casualty and Condemnation.
(a)
If, prior to the Closing Date, the Property or any part thereof is damaged or destroyed by fire, the elements or any other destructive force or cause, Seller shall give immediate written notice of such damage or destruction to Buyer and evidence of Seller’s insurance coverage on the Property.  If such damage or destruction is reasonably estimated by Buyer to cost $25,000.00 or more to repair, Buyer may elect to terminate this Agreement by delivery of written notice to Seller within ten (10) days after receipt of written notice from Seller of such damage or destruction, in which case the Deposit shall be returned to Buyer and this Agreement shall be deemed null and void other than the Surviving Obligations.  If Buyer elects to consummate the purchase despite the damage or destruction, or if any damage or destruction has occurred that will cost less than $25,000.00 to repair, there shall be no reduction in or abatement of the Purchase Price except for an amount equal to the deductible under Seller’s insurance policy and any other uninsured amounts, and Seller shall assign to Buyer all of Seller’s right, title and interest in and to all insurance proceeds resulting from the damage or destruction.
(b)
If any taking pursuant to the power of eminent domain is threatened or occurs before the Closing Date as to all or any portion of the Property that Buyer deems material, including any access or other easements benefiting the Property, or a sale occurs (or is threatened to occur) in lieu thereof, Buyer may elect either to:  (i) terminate this Agreement by delivery of written notice of termination to Seller within ten (10) days after written notice from Seller of the condemnation or threat thereof; or (ii) proceed to closing, in which event all proceeds, awards and other payments arising from any such taking or sale of the Property shall be assigned to and paid to Buyer, without any adjustment of the Purchase Price.  If Buyer elects to terminate this Agreement, the Deposit shall be returned to Buyer.
13.
Defaults and Liquidated Damages.  If Buyer fails to comply with or perform in any material respect any of the conditions to be complied with or any of the covenants, agreements or obligations to be performed by Buyer under the terms and provisions of this Agreement, and Buyer fails to cure its breach or non-performance hereunder within ten (10) days of Buyer’s receipt of a reasonably detailed notice specifying such breach or non-performance, the sole remedy of Seller shall be to terminate this Agreement by delivery of written notice to Buyer, in which event Seller may retain the Deposit as liquidated damages and as Seller’s sole and exclusive remedy at law and in equity, it being agreed that Seller’s damages in the event of a default by Buyer would be difficult to estimate precisely and that the Deposit constitutes the parties’ best estimate of such damages.  Upon any such termination, neither party shall have any further rights or obligations regarding this Agreement other than the Surviving Obligations.

If Seller breaches in any material respect any representation or warranty contained in this Agreement or fails to comply with or perform in any material respect any of the conditions to be complied with or any of the covenants, agreements or obligations to be performed by Seller under the terms and provisions of this Agreement, and Seller fails to cure any such breach or non-performance hereunder within ten (10) days of Seller’s receipt of a reasonably detailed notice specifying such breach or non-performance, Buyer may, as Buyer’s exclusive remedies against Seller for Seller’s default, either: (i) obtain specific performance of the obligations of Seller under this Agreement (and if Buyer is successful in obtaining specific performance, Seller agrees to indemnify Buyer for all Buyer’s costs and expenses, including without limitation reasonable attorneys’ fees and court costs, incurred in such action), or (ii) terminate this Agreement, receive an immediate refund of the Deposit and receive an immediate reimbursement from Seller for all reasonable, documented out-of-pocket expenses incurred by Buyer as a result of this Agreement, up to $35,000. Notwithstanding the foregoing, if the remedy of specific performance is not available due to the nature of Seller’s default, then Buyer shall have the right to pursue all damages and remedies available at law or in equity.
14.
Commissions.  Buyer and Seller represent and warrant to each other that no brokers’ or real estate commissions will be due as a result of the sale of the Property from their respective actions. Seller agrees to indemnify, defend and hold harmless Buyer from and against any cost and expense (including reasonable attorneys’ fees) incurred by Buyer as a result of the untruth of the foregoing representation by Seller, or any claims by a broker (other than the Broker) for payment of a commission by Buyer based upon the actions of Seller.  Buyer agrees to indemnify, defend and hold harmless Seller from and against any cost and expense (including reasonable attorneys’ fees) incurred by Seller as a result of the untruth of the foregoing representation by Buyer, or any claims by a broker (other than the Broker) for payment of a commission by Seller based upon the actions of Buyer.  The terms and covenants of this Paragraph 14 shall survive the Closing.
15.
Notices.  Any notice, consent or other communication permitted or required by this Agreement shall be in writing, and shall be given to each party, at the address set forth below, in the following manner:  (i) personal delivery, (ii) reputable overnight delivery service with proof of delivery, or (iii) electronic mail, provided that a verification copy is sent on the same day by any of the methods set forth in clauses (i) or (ii) above.  Each such notice shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of electronic mail transmission, on the date of delivery if delivered on a Business Day during normal business hours and, if otherwise, on the next Business Day, provided that documentation of completed transmission is retained.  Seller and Buyer and their respective counsel shall have the right to change their respective address and/or e-mail address by providing written notice of such change in address and/or e-mail address as required under this Paragraph 15.  Unless and until changed as provided above, the addresses for notices given pursuant to this Agreement shall be as follows :
if to Buyer:	Fresenius Medical Care Chatham, LLC	if to Seller:	AEI Income & Growth Fund 26, LLC
	c/o Fresenius Medical Care North America		AEI Income & Growth Fund 27, LLC
	Real Estate Division		c/o AEI Fund Management, Inc.
	920 Winter Street		30 East Seventh Street, Suite 1300
	Waltham, MA 02451		Saint Paul, MN 55101
	Attn: Charles Newth		Attn: Asset Management
with copy to:	Maynard, Cooper & Gale, P.C.	with copy to:	AEI Capital Corporation
	1901 Sixth Avenue North, Suite 1700		30 East Seventh Street, Suite 1300
	Birmingham, Alabama 35203		Saint Paul, MN 55101
	Phone: (205) 254-1222		Email: mlassaux@aeifunds.com / swindle@aeifunds.com
	Email: mgrill@maynardcooper.com		Attn: Marissa Lassaux / Stacee Windle

Attn: Matthew W. Grill, Esq.
16.
Escrow of Deposit.  Escrow Agent is appointed to receive, hold and disburse the Deposit in accordance with the following terms and conditions:
(a)
The Deposit shall be invested by Escrow Agent in an interest-bearing account at a national bank.

(b)
Any interest earned on the Deposit shall be reinvested for so long as the escrow shall continue, and shall be considered a part of the Deposit.
(c)
In the event this Agreement is terminated, Escrow Agent is instructed to disburse the Deposit in accordance with the terms of this Agreement.
(d)
In the event the sale of the Property is closed, Escrow Agent is instructed to deliver the Deposit to Seller to be treated as a credit against the Purchase Price, or, at the election of Buyer, returned to Buyer.
(e)
Buyer and Seller agree that Escrow Agent shall not be liable for any reason except gross negligence or intentional misconduct.
(f)
Escrow Agent shall comply with any terms contained in this Agreement with respect to the disbursement of the Deposit.  Any request for disbursement shall be signed by Buyer and Seller; provided, however, that: (i) if Buyer terminates this Agreement prior to the expiration of the Inspection Period, Seller’s consent to the disbursement of the Deposit to Buyer shall not be required, and (ii) if either party makes a written request for disbursement to Escrow Agent, with a copy to the other party, and the other party fails to object in writing within ten (10) days, the Escrow Agent shall be authorized to disburse the Deposit to the requesting party.  Notwithstanding anything in this Agreement to the contrary, Escrow Agent is authorized to disburse the Deposit in accordance with the order of judgment of a court of competent jurisdiction.
(g)
In connection with this escrow, Buyer and Seller agree to execute such agreements as Escrow Agent may reasonably request.  In the event of any dispute regarding the application of the Deposit, Escrow Agent shall be authorized to disburse the Deposit to a court of competent jurisdiction, to be held pending resolution of that dispute.
17.
Time of the Essence.  Time shall be of the essence in the performance of all obligations under this Agreement.  If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required under this Agreement must be performed, or by which Closing must be held, expires on a day other than a Business Day, then such time period shall be automatically extended to the next Business Day.  For purposes of this Agreement, the term “Business Day” means any day other than Saturday, Sunday, any federal legal holiday, or any day on which banking institutions in Charlotte, North Carolina or the county in which the Property is located, are obligated or authorized by law to close for the normal conduct of banking business.
18.
Assignment.  Buyer shall have the right to assign this Agreement without the prior written consent of Seller; provided, however, that no such assignment shall relieve Buyer from liability under this Agreement unless, at the time of such assignment, either (a) the assignee has an “Investment Grade” credit rating or (b) if the assignee does not have an “Investment Grade” credit rating, the obligations of the assignee under the Agreement are guaranteed by an entity with an “Investment Grade” credit rating.  Seller shall have no right to assign its rights or obligations under this Agreement, and any such assignment shall be null and void.
For purposes of this section, “Investment Grade” shall mean a credit rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) or a Credit Rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P).
19.
Method of Execution; Counterparts.  Seller and Buyer may deliver executed signature pages to this Agreement by facsimile transmission or PDF via email to the other party, which facsimile or PDF copy shall be deemed to be an original executed signature page.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.
20.
Entire Agreement, Modification.  This Agreement constitutes the entire and complete agreement between the parties with respect to the Property and supersedes any prior oral or written agreements between the parties.  No modification of this Agreement, and no waiver of any of its terms or conditions, shall be effective unless made in writing and duly executed by both parties.

21.
Binding Effect.  All covenants, agreements, warranties and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.
22.
Controlling Law.  This Agreement has been made and entered into under the laws of the state in which the Property is located, and those laws shall control the interpretation of this Agreement.
23.
Attorneys’ Fees.  If any party hereto institutes an action or proceeding relating to or arising out of this Agreement, or the transaction contemplated hereby, or in the event any party is in default of its obligations pursuant hereto and thereto, whether or not suit is filed or prosecuted to final judgment, the prevailing party shall be entitled to reasonable attorneys’ fees and to all court costs incurred, in addition to any other damages or relief awarded.
24.
Confidentiality/Exclusive Dealing.  So long as this Agreement remains in effect, Seller shall not (i) seek or entertain any other offers for the sale of the Property or any portion thereof, or (ii) disclose the existence or terms of this Agreement to any person without Buyer’s consent other than to Seller’s representatives who need terms of this Agreement to evaluate the transaction and who agree to be bound by the restrictions contained herein or except as such disclosure may be required by applicable law.
25.
Operation Prior to Closing.  Seller agrees to continue to maintain, operate and manage the Property in the same manner between the Effective Date and the Closing Date as it currently is being managed and operated.  Seller agrees to enter into no agreements or contracts (including any leases) and to incur no major expenses relating to the Property prior to the Closing Date without Buyer’s prior written consent, which consent may be granted or withheld in Buyer’s sole discretion.  The Property shall be in the same condition on the Closing Date as on the Effective Date, reasonable and ordinary wear and tear from normal use excepted.
Prior to the expiration of the Inspection Period, Buyer shall notify Seller in writing of the Operating Agreements that it elects to assume (the “Assumed Operating Agreements”), and Seller shall, at its sole cost and expense, cancel the Operating Agreements that Buyer has elected not to assume prior to the Closing Date.  If Buyer fails to notify Seller in writing of the Operating Agreements it elects to assume prior to the expiration of the Inspection Period, Buyer shall be deemed to have elected not to assume any of the Operating Agreements, and Seller shall cancel all of the Operating Agreements prior to the Closing Date.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed as of the day and year first above written.
SELLER:

Date executed:	AEI INCOME & GROWTH FUND 26, LLC
a Delaware limited liability company By: AEI Fund Management XXI, Inc., a Minnesota corporation, Its managing member
_January 26, 2023	By: /s/MarniNygard___________________
Name:MarniNygard_____________________
Title: President_________________________

Date executed:	AEI INCOME & GROWTH FUND 27, LLC
a Delaware limited liability company By: AEI Fund Management XXI, Inc., a Minnesota corporation, Its managing member
_January 26, 2023	By: /s/MarniNygard__________________
Name: MarniNygard____________________
Title: President_________________________
BUYER:

Date executed:	FRESENIUS MEDICAL CARE CHATHAM, LLC

_January 30, 2023	By:/s/ BrianMello_________________________
Name:__BrianMello_______________________
Title:_AssistantTreasuer___________________

2

The undersigned confirms the receipt of $100,000.00 delivered into escrow and its agreement to serve as Escrow Agent pursuant to Paragraph 16 and the Limited Joinder and Consent of Escrow Agent attached hereto.

Date executed:	CHICAGO TITLE INSURANCE COMPANY

____________, 2023	By: __________________________________
Name: __________________________________
Title: __________________________________

2

LIMITED JOINDER AND CONSENT OF ESCROW AGENT

1.
Duties.  Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Deposit in trust, to be disposed of in accordance with the provisions of this joinder and the foregoing Agreement. At the direction of the parties, the Escrow Agent may invest the Escrow Funds in an interest bearing account with a federally insured financial institution, so long as the parties agree to execute all forms required in connection with Escrow Agent’s investment of the Escrow Funds, such as IRS W-9 and bank account forms and reports.

2.
Indemnity.  In consideration of the Escrow Agent acting for the benefit of and at the request of the parties to the foregoing Agreement, the parties shall and do at all times hereafter well and sufficiently save, defend, keep harmless and indemnify the Escrow Agent from all loss, damage, cost, charge, liability or expense (excepting therefrom any loss, damage, costs, charge, liability or expense resulting from Escrow Agent’s willful misconduct or gross negligence), including, but not limited to, court costs and attorney’s fees, which may result from the obligation and duty as Escrow Agent accepted by the said Escrow Agent, including, but not limited to, situations in which disputes arise concerning amounts of money to be paid over, funds available for such payments, or the proper persons to whom payments should be made, and including, but not limited to, a delay in the electronic wire transfer of funds.

3.
Conflicting Demands.  If conflicting demands are made upon Escrow Agent or if Escrow Agent is uncertain with respect to the escrow, the Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their claims between themselves. Upon the filing of any such declaratory relief or interpleader suit and tern of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. The parties to this Agreement agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Escrow Agent may conclusively rely upon and shall be protected in acting upon any notice, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties, consistent with reasonable due diligence on Escrow Agent’s part. Escrow Agent shall have no duty or liability to verify any such notice, consent, order or other document, and its sole responsibility shall be to act as expressly set forth in this Agreement. The Escrow Agent shall be indemnified and held harmless from any loss, liability and costs incurred as a result of any incorrect information supplied.

Escrow Agent hereby joins this Agreement for the limited purpose of indicating its consent and agreement to perform its escrow and disbursement duties as set forth in this Agreement in accordance with the terms and conditions hereof.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:

Name:

Title:

Date:

3

EXHIBIT A

Land
THAT PART OF THE WEST ½ OF THE NORTHEAST ¼ OF SECTION 4, TOWNSHIP 37 NORTH, RANGE 14, LYING SOUTH OF THE SOUTH LINE OF 87TH STREET WESTERLY OF THE WESTERLY LINE OF HOLLAND ROAD, NORTH OF THE NORTH LINE OF JAMES A. STODDARD’S SUBDIVISION, AND EAST OF THE EAST LINE OF THE WEST 86 FEET, IN COOK COUNTY, ILLINOIS.

2

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement (the “Amendment”) is entered into to be effective as of March 16, 2023, by and between AEI INCOME & GROWTH FUND 26 LLC, a Delaware limited liability company, as to an undivided 54% interest and AEI INCOME & GROWTH FUND 27, a Delaware limited liability company, as to an undivided 46% interest (collectively, the “Seller”) and FRESENIUS MEDICAL CARE CHATHAM, LLC, a Delaware limited liability company, dba Fresenius Kidney Care Chatham (the “Buyer”).

A.
Buyer and Seller entered into that Purchase and Sale Agreement dated effective January 26, 2023, which Agreement was modified by the Buyer’s Option to extend Inspection Period and Outside Closing Date dated February 23, 2023 (collectively, the “Purchase Agreement”) for acquisition of the real estate to be legally described on Exhibit A attached hereto.

B.
In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree to amend the Purchase Agreement as follows:

The Inspection Period as defined in Section 1(h) of the Purchase Agreement which has been previously extended to March 16, 2023 is hereby further extended to April 7, 2023. The Buyer has reviewed and has waived its right to further object or terminate the Purchase Agreement, except as to:

1.
Buyer’s receipt and review of the Phase II Environmental Assessment
2.
Buyer’s receipt of Billboard Tenant executed Assignment of Billboard Lease

Except as specifically provided herein, there are no further amendments or modifications of the Purchase Agreement, and the Purchase Agreement shall remain in full force and effect but for this Amendment.

1.
All capitalized terms used herein shall have the same meaning as provided in the Purchase Agreement, unless ordinarily capitalized or otherwise defined herein.

2.
This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.  When executed by both parties, this Amendment shall be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.

3.
This Amendment shall be governed by and construed in accordance with the state in which the Property is located.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment to Purchase Agreement to be effective as of the date set forth above.

SELLER:

AEI INCOME & GROWTH FUND 26, LLC
a Delaware limited liability company

By: AEI Fund Management XXI, Inc.,
       a Minnesota corporation
Its: managing member

By: /s/ Marni Nygard
Name: Marni Nygard
Its: President_______

AEI INCOME & GROWTH FUND 26, LLC
a Delaware limited liability company

By: AEI Fund Management XXI, Inc.,
       a Minnesota corporation
Its: managing member

By: /s/ Marni Nygard
Name: Marni Nygard
Its: President_______

Date: __3/17/2023___

BUYER:

FRESENIUS MEDICAL CARE CHATHAM, LLC,
a Delaware limited liability company,
dba Fresenius Kidney Care Chatham

By:
/s/ Bryan Mello
Name: __Bryan Mello_
Its:__Assistant Treasuer_

Date: __3/17/2023___
2

EXHIBIT “A”

LEGAL DESCRIPTION

THAT PART OF THE WEST ½ OF THE NORTHEAST ¼ OF SECTION 4, TOWNSHIP 37 NORTH, RANGE 14, LYING SOUTH OF THE SOUTH LINE OF 87TH STREET WESTERLY OF THE WESTERLY LINE OF HOLLAND ROAD, NORTH OF THE NORTH LINE OF JAMES A. STODDARD’S SUBDIVISION, AND EAST OF THE EAST LINE OF THE WEST 86 FEET, IN COOK COUNTY, ILLINOIS.